UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2007, UIL Holdings Corporation (the Registrant) amended its Certificate of Incorporation to increase the authorized number of shares of common stock from 30 million shares to 75 million shares. The Board of Directors of the Registrant had approved that amendment and proposed and recommended the resolution to the shareowners on March 26, 2007. The amendment was approved by the shareowners on May 9, 2007 at the Registrant’s Annual Meeting of the Shareowners. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On May 10, 2007, the Registrant issued a press release announcing that on May 9, 2007, its Board of Directors declared a quarterly dividend of $0.432 per share on its common stock. This dividend is payable July 1, 2007 to shareowners of record at the close of business on June 5, 2007. A copy of the Registrant's press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits - The following exhibit is filed as part of this report:

3.1	Certificate of Amendment to the Certificate of Incorporation of UIL Holdings Corporation, dated May 11, 2007.

99	Press release, dated May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date:	05/14/07	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of UIL Holdings Corporation, dated May 11, 2007.

99	Press Release dated May 10, 2007